                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY

                        TRW AUTOMOTIVE ACQUISITION CORP.

          11-3/4% [EURO]125,000,000 SENIOR SUBORDINATED NOTES DUE 2013
                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                               February 18, 2003

J.P. MORGAN SECURITIES LTD.
CREDIT SUISSE FIRST BOSTON EUROPE LTD.
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DEUTSCHE BANK AG LONDON
BANC OF AMERICA SECURITIES LIMITED
SCOTIA CAPITAL INC.
TD SECURITIES (USA) INC.
SUNTRUST CAPITAL MARKETS, INC.
c/o J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

         TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation (the
"Issuer"), proposes to issue and sell to J.P. Morgan Securities Ltd. ("JPMSL"),
Credit Suisse First Boston Europe Ltd. ("CSFB"), Lehman Brothers International
(Europe) ("Lehman"), Deutsche Bank AG London ("Deutsche"), Banc of America
Securities Limited ("BofA"), Scotia Capital (USA) Inc. ("Scotia"), TD Securities
(USA) Inc. ("TD") and SunTrust Capital Markets, Inc. ("SunTrust") (collectively, the "Euro Initial Purchasers"), upon the terms and subject to the conditions set forth in a purchase agreement dated February 6, 2003 (the "Purchase Agreement"), which provides for the sale by the Issuer to the Euro Initial Purchasers of
[EURO]125,000,000 aggregate principal amount of the Issuer's 11-3/4% Senior
Subordinated Notes due 2013 (the "Euro Senior Subordinated Notes") and for the
sale by the Issuer of certain other of its debt securities. The Euro Senior
Subordinated Notes will be guaranteed on a senior subordinated unsecured basis by each of the subsidiaries of the Issuer listed on Schedule I hereto
(collectively, the "Guarantors"). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement.

         As an inducement to the Euro Initial Purchasers to enter into the
Purchase Agreement and in satisfaction of a condition to the obligations of the
Euro Initial Purchasers thereunder, the Issuer and the Guarantors agree with the
Euro Initial Purchasers, for the benefit of the holders of the Euro Senior
Subordinated Notes, including the Euro Initial Purchasers and their direct and indirect transferees, and the Exchange Euro Senior Subordinated Notes (as
defined herein) (collectively, the "Holders"), as follows:

                                                                               2

         1. Registered Exchange Offer. The Issuer and the Guarantors shall use their reasonable best efforts to prepare and, not later than 180 days following the date of original issuance of the Euro Senior Subordinated Notes (the "Issue
Date"), file with the Commission a registration statement (the "Exchange Offer
Registration Statement") on Form S-4 (or, if applicable, on another appropriate form) under the Securities Act with respect to a proposed offer to the Holders of the Euro Senior Subordinated Notes (the "Registered Exchange Offer") to issue and deliver to such Holders, in exchange for the Euro Senior Subordinated Notes, a like aggregate principal amount of debt securities of the Issuer (the
"Exchange Euro Senior Subordinated Notes") that are identical to the Euro Senior
Subordinated Notes, except that the Exchange Euro Senior Subordinated Notes will not be subject to restrictions on transfer or to any increase in annual interest for failure to comply with this Agreement and thereafter cause the Exchange
Offer Registration Statement to become effective under the Securities Act no later than 260 days after the Issue Date, and the Registered Exchange Offer to be completed no later than 290 days after the Issue Date. The Exchange Euro
Senior Subordinated Notes will be issued under the Euro Senior Subordinated
Indenture or an indenture (the "Exchange Euro Senior Subordinated Indenture")
among the Issuer, the Guarantors and the Trustee or such other bank or trust company that is reasonably satisfactory to the Euro Initial Purchasers, as trustee (the "Exchange Euro Senior Subordinated Trustee"), such indenture to be identical to the Euro Senior Subordinated Indenture, except that such indenture shall not contain any provisions relating to restrictions on transfer with respect to the Exchange Euro Senior Subordinated Notes or to any increase in annual interest for failure to comply with this Agreement.

         Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Euro Senior Subordinated Notes for Exchange Euro Senior Subordinated
Notes (assuming that such Holder (a) is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not a
Euro Senior Subordinated Initial Purchaser holding Euro Senior Subordinated
Notes that have the status of an unsold allotment remaining from the initial distribution of the Euro Senior Subordinated Notes, (c) acquires the Exchange
Euro Senior Subordinated Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Euro Senior Subordinated Notes) and to trade such Exchange Euro Senior Subordinated Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the
United States. The Issuer, the Guarantors, the Euro Initial Purchasers and each
Exchanging Dealer acknowledge that, pursuant to current interpretations by the
Commission's staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Euro Senior Subordinated Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Euro Senior Subordinated Notes (an "Exchanging
Dealer"), may be deemed to be an "underwriter" within the meaning of the
Securities Act and must deliver a prospectus meeting the requirements of the
Securities Act in connection with a sale of

                                                                               3

any such Exchange Euro Senior Subordinated Notes received by such Exchanging
Dealer pursuant to the Registered Exchange Offer.

         In connection with the Registered Exchange Offer, the Issuer shall:

         (a) mail or cause to be mailed to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

         (c) utilize the services of a depositary for the Registered Exchange
Offer with an address in the Borough of Manhattan, The City of New York;

         (d) permit Holders to withdraw tendered Euro Senior Subordinated Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

         (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the Commission.

         As soon as practicable after the close of the Registered Exchange
Offer, the Issuer shall:

         (f) accept for exchange all Euro Senior Subordinated Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

         (g) deliver to the Trustee for cancelation all Euro Senior Subordinated
Notes so accepted for exchange; and

         (h) cause the Trustee or the Exchange Euro Senior Subordinated Trustee,
as the case may be, promptly to authenticate and deliver to each Holder,
Exchange Euro Senior Notes equal in principal amount to the Euro Senior
Subordinated Notes of such Holder so accepted for exchange.

         The Issuer shall use its reasonable best efforts to keep the Exchange
Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities
Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Euro Senior Subordinated Notes; provided that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such

                                                                               4

period shall be the lesser of 180 days and the date on which all Exchanging
Dealers have sold all Exchange Euro Senior Subordinated Notes held by them and
(ii) the Issuer shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Euro Senior Subordinated Notes for a period of not less than 180 days after the consummation of the Registered Exchange Offer (such period being called the "Exchange Offer Registration Period").

         The Euro Senior Subordinated Indenture or the Exchange Euro Senior
Subordinated Indenture, as the case may be, shall provide that the Euro Senior
Subordinated Notes and the Exchange Euro Senior Subordinated Notes shall vote and consent together on all matters as one class and that none of the Euro
Senior Subordinated Notes or the Exchange Euro Senior Subordinated Notes will have the right to vote or consent as a separate class on any matter.

         Interest on each Exchange Euro Senior Subordinated Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Euro Senior Subordinated Note surrendered in exchange therefor or, if no interest has been paid on the Euro Senior
Subordinated Notes, from the Issue Date.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the
Registered Exchange Offer (i) any Exchange Euro Senior Subordinated Notes to be
received by such Holder will be acquired in the ordinary course of business,
(ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Euro Senior Subordinated Notes, (iii) such Holder is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or any
Guarantor and (iv) if such Holder is an Exchanging Dealer, then such Holder will deliver a prospectus in connection with a sale of any Exchange Euro Senior
Subordinated Notes received by such Holder pursuant to the Registered Exchange
Offer.

         Notwithstanding any other provisions hereof, the Issuer and the
Guarantors will ensure that (i) the Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Exchange Offer
Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of the Exchange
Offer Registration Statement, and any supplement to such prospectus, does not, at any time during the Exchange Offer Registration Period, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuer is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) any Euro Senior

                                                                               5

Subordinated Notes validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Euro Senior Subordinated Notes within 290 days after the Issue Date, or (iii) any Euro Initial Purchaser so requests with respect to Euro Senior Subordinated Notes not eligible to be exchanged for
Exchange Euro Senior Subordinated Notes in the Registered Exchange Offer and
held by it following the consummation of the Registered Exchange Offer, or (iv)
any applicable law or interpretations do not permit any Holder to participate in the Registered Exchange Offer, or (v) any Holder that participates in the
Registered Exchange Offer does not receive freely transferable Exchange Euro
Senior Subordinated Notes in exchange for tendered Euro Senior Subordinated
Notes, or (vi) the Issuer so elects, then the following provisions shall apply:

         (a) The Issuer and the Guarantors shall use their reasonable best efforts to file as promptly as practicable with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Euro Senior
Subordinated Notes (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (a "Shelf Registration Statement" and, together with any Exchange
Offer Registration Statement, a "Registration Statement").

         (b) The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer
Restricted Euro Senior Subordinated Notes for a period ending on the earlier of
(i) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted Euro Senior Subordinated Notes covered by the
Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Euro Senior Subordinated Notes become eligible for resale without regard to the volume, manner of sale and other restrictions contained in Rule
144 under the Securities Act pursuant to paragraph (k) thereof (in any such case, such period being called the "Shelf Registration Period"). The Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily take any action that would result in Holders of Transfer
Restricted Euro Senior Subordinated Notes covered thereby not being able to offer and sell such Transfer Restricted Euro Senior Subordinated Notes during that period, unless (A) such action is required by applicable law or (B) such action was permitted by Section 2(c).

         (c) Notwithstanding the provisions of Section 2(b) (but subject to the provisions of Section 3(b)), the Issuer and the Guarantors may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the
Shelf Registration Statement required under applicable securities laws to be issued.

         (d) Notwithstanding any other provisions hereof, the Issuer and the
Guarantors will ensure that (i) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the

                                                                               6

Commission thereunder, (ii) the Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the
Issuer by or on behalf of any Holder specifically for use therein (the "Holders'
Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of the Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders'
Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Additional Interest. (a) The parties hereto agree that the Holders of Transfer Restricted Euro Senior Subordinated Notes will suffer damages if the
Issuer and the Guarantors fail to fulfill their obligations under Section 1 or
Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that either (i) the Registered
Exchange Offer is not completed (other than in the event the Issuer and the
Guarantors file a Shelf Registration Statement) or (ii) the Shelf Registration
Statement, if required hereby, is not declared effective, in either case on or prior to 290 days after the Issue Date (the "Target Registration Date"), the interest rate on the Euro Senior Subordinated Notes will be increased by (x)
0.25% per annum for the first 90-day period immediately following the Target
Registration Date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Registered Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the Commission or the Euro Senior Subordinated Notes cease to constitute Transfer Restricted Euro Senior Subordinated Notes, up to a maximum of 1.00% per annum of additional interest.

         (a) If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective, or the prospectus contained therein ceases to be usable at any time during the Shelf Registration Period (as a result of the issuance by the Issuer of a notice that the Shelf Registration
Statement is unusable pending the announcement of a material corporate transaction, the issuance by the Issuer of a notice suspending use of the Shelf
Registration Statement as may be required under applicable securities laws to be issued or for any other reason), and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any twelve-month period, then the interest rate on Euro Senior Subordinated Notes that constitute
Transfer Restricted Euro Senior Subordinated Notes will be increased (commencing on the 61st day in such twelve-month period) by (x) 0.25% per annum for the first 90-day period immediately following such 60th day of ineffectiveness or lack of usability and (y) an additional 0.25% per annum with respect to each such subsequent 90-day period, up to a maximum of 1.00% per annum of additional interest, which additional interest shall cease to accrue on such date that the
Shelf Registration Statement has again been declared effective or the prospectus contained therein again becomes usable. If after any such cessation of the accrual of additional interest the Shelf Registration Statement again ceases to be effective or the prospectus contained therein again ceases to be usable

                                                                               7

beyond the period permitted above, additional interest will again accrue pursuant to the foregoing provisions.

         (b) The Issuer shall notify the Trustee and the paying agent under the
Euro Senior Subordinated Indenture promptly upon the happening of each and every event that results in the accrual of additional interest pursuant to Section
3(a) or 3(b) (any such event being called a "Registration Default"). The Issuer and the Guarantors shall pay the additional interest due on the Transfer
Restricted Euro Senior Subordinated Notes by depositing with the paying agent
(which may not be the Issuer for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Euro Senior Subordinated Indenture and the Euro Senior Subordinated Notes, sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date specified by the Euro Senior Subordinated Indenture and the Euro
Senior Subordinated Notes to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable
Registration Default.

         (c) The parties hereto agree that the liquidated damages in the form of additional interest provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Euro Senior Subordinated Notes by
reason of the failure of (i) the Registered Exchange Offer to be completed, (ii)
the Shelf Registration Statement, if required hereby, to be declared effective or (iii) the Shelf Registration Statement to remain effective (and the prospectus contained therein to remain usable), in each case to the extent required by this Agreement.

         (d) As used herein, the term "Transfer Restricted Euro Senior
Subordinated Notes" means (i) each Euro Senior Subordinated Note until the date on which such Euro Senior Subordinated Note has been exchanged for a freely transferable Exchange Euro Senior Subordinated Note in the Registered Exchange
Offer, (ii) each Euro Senior Subordinated Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Euro Senior
Subordinated Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule
144(k) under the Securities Act. Notwithstanding anything to the contrary in
Sections 3(a) and 3(b) hereof, the Issuer and the Guarantors shall not be required to pay additional interest to a Holder of Transfer Restricted Euro
Senior Subordinated Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section
1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

         4. Registration Procedures. In connection with any Registration
Statement, the following provisions shall apply:

         (a) The Issuer shall (i) furnish to each Euro Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each

                                                                               8

amendment thereof and each supplement, if any, to the prospectus included therein; and (ii) include substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange offer procedures"
section and the "Purpose of the exchange offer" section (or comparable sections, however captioned) and in Annex C hereto in the "Plan of distribution" section, in each case of the prospectus forming a part of the Exchange Offer Registration
Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer.

         (b) The Issuer shall advise each Euro Initial Purchaser and, in the case of clauses (ii), (iii), (iv) and (v) below, each Exchanging Dealer and the
Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission after the effective date for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
         suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Euro Senior
         Subordinated Notes or the Exchange Euro Senior Subordinated Notes for
         sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Issuer and the Guarantors will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

         (d) The Issuer will furnish to each Holder of Transfer Restricted Euro
Senior Subordinated Notes included within the coverage of any Shelf Registration
Statement, without charge, at least one conformed copy of such Shelf
Registration Statement and any post-effective amendment thereto, including financial statements and

                                                                               9

schedules and, if any such Holder so requests in writing, all exhibits thereto
(including those, if any, incorporated by reference).

         (e) The Issuer will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Euro Senior Subordinated Notes
included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus)
included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Euro Senior Subordinated Notes in
connection with the offer and sale of the Transfer Restricted Euro Senior
Subordinated Notes covered by such prospectus or any amendment or supplement thereto.

         (f) The Issuer will furnish to each Euro Initial Purchaser and each
Exchanging Dealer, and to any other Holder who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any Euro Initial Purchaser or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (g) The Issuer will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Euro
Initial Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange
Offer Registration Statement or the Shelf Registration Statement and any
amendment or supplement thereto as such Euro Initial Purchaser, Exchanging
Dealer or other persons may reasonably request; and the Issuer and the
Guarantors consent to the use of such prospectus or any amendment or supplement thereto by any such Euro Initial Purchaser, Exchanging Dealer or other persons, as applicable, as aforesaid.

         (h) Prior to the effective date of any Registration Statement, the
Issuer and the Guarantors will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Euro Senior Subordinated Notes or
Exchange Euro Senior Subordinated Notes covered by such Registration Statement and their respective counsel in connection with the registration or qualification of, such Euro Senior Subordinated Notes or Exchange Euro Senior
Subordinated Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing, and do any and all other acts or things reasonably necessary to enable the offer and sale in such jurisdictions of the Euro Senior Subordinated Notes or Exchange Euro
Senior Subordinated Notes covered by such Registration Statement; provided that the Issuer and the Guarantors will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

                                                                              10

         (i) The Issuer and the Guarantors will cooperate with the Holders of
Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes to
facilitate the timely preparation and delivery of certificates representing Euro
Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least three business days prior to the closing date of any sales of Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated
Notes pursuant to such Registration Statement.

         (j) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Issuer and the Guarantors are required to maintain an effective Registration Statement (the "Effectiveness Period"), the
Issuer and the Guarantors will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Euro Senior Subordinated Notes or Exchange Euro
Senior Subordinated Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Not later than the effective date of the applicable Registration
Statement, the Issuer will provide a CUSIP number and an International
Securities Identification Number (ISIN) for the Euro Senior Subordinated Notes
and the Exchange Euro Senior Subordinated Notes, as the case may be, and provide the applicable trustee with printed certificates for the Euro Senior
Subordinated Notes or the Exchange Euro Senior Subordinated Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and with the common depositary for accounts of Euroclear and Clearstream.

         (l) The Issuer and the Guarantors will comply in all material respects with all applicable rules and regulations of the Commission, and the Issuer will make generally available to its security holders, as soon as practicable after the effective date of the applicable Registration Statement, an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

         (m) The Issuer and the Guarantors will cause the Euro Senior
Subordinated Indenture or the Exchange Euro Senior Subordinated Indenture, as
the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

         (n) The Issuer may require each Holder of Transfer Restricted Euro
Senior Subordinated Notes to be registered pursuant to any Shelf Registration
Statement to furnish to the Issuer such information concerning the Holder and the distribution of such Transfer Restricted Euro Senior Subordinated Notes as the Issuer may from time to time reasonably request for inclusion in such Shelf
Registration Statement, and the Issuer may exclude from such registration the
Transfer Restricted Euro Senior Subordinated

                                                                              11

Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (o) In the case of a Shelf Registration Statement, each Holder of
Transfer Restricted Euro Senior Subordinated Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Euro Senior
Subordinated Notes that, upon receipt of any notice from the Issuer pursuant to
Sections 2(c), 3(b) or 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Euro Senior Subordinated Notes until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing by the Issuer that the use of the applicable prospectus may be resumed (the "Advice"). If the Issuer shall give any notice under Sections 2(c), 3(b) or 4(b)(ii) through (v) during the Effectiveness Period, such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted
Euro Senior Subordinated Notes covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y)
the Advice (if no amended or supplemental prospectus is required).

         (p) In the case of a Shelf Registration Statement, the Issuer and the
Guarantors shall enter into such customary agreements (including, if requested by the Holders of a majority in aggregate principal amount of the Euro Senior
Subordinated Notes being registered thereunder, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes being registered thereunder, or the managing underwriters (if any), shall reasonably request in order to facilitate any disposition of the Euro Senior Subordinated
Notes pursuant to such Shelf Registration Statement.

         (q) In the case of a Shelf Registration Statement, the Issuer shall (i)
make reasonably available for inspection at the location where they are normally kept and during normal business hours by a representative of, and Special
Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes being registered thereunder and any underwriter participating in any disposition of the Euro
Senior Subordinated Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative,
Special Counsel or any such underwriter (each, an "Inspector") in connection with such Shelf Registration Statement; provided, however, that such Inspector shall first agree in writing with the Issuer that any information that is reasonably and in good faith designated by the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by such
Inspector, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Registration Statement or the use of any prospectus),
(iii) such information becomes generally available to the public

                                                                              12

other than as a result of a disclosure or failure to safeguard such information by such Inspector or (iv) such information becomes available to such Inspector from a source other than the Issuer and its subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders, and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement.

         (r) In the case of a Shelf Registration Statement, the Issuer shall, if requested by Holders of a majority in aggregate principal amount of the Euro
Senior Subordinated Notes being registered thereunder, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration
Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Euro Senior
Subordinated Notes in customary form and substance, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes being registered thereunder, their Special Counsel or the managing underwriters
(if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form and substance, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         5. Registration Expenses. The Issuer and the Guarantors will jointly and severally bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and, in connection with the Shelf
Registration Statement, the Issuer will reimburse the Euro Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes being registered thereunder (the "Special Counsel") acting for the Euro Initial
Purchasers or Holders in connection therewith, which counsel shall be approved by the Issuer (such approval to not be unreasonably withheld). Each Euro Initial
Purchaser and Holder shall pay all expenses of its counsel (other than as set forth in the preceding sentence), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Euro Initial
Purchaser's or Holder's Euro Senior Subordinated Notes pursuant to the Shelf
Registration Statement.

         6. Indemnification. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer
Registration Statement by a Euro Senior Subordinated Initial Purchaser or
Exchanging Dealer, as applicable, the Issuer and the Guarantors shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any such Euro Initial Purchaser or Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect

                                                                              13

thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Euro Senior Subordinated Notes or
Exchange Euro Senior Subordinated Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange
Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and
provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Euro
Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes to the
extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Euro Senior Subordinated Notes or Exchange Euro Senior
Subordinated Notes to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus, unless such failure to deliver the final prospectus was a result of non-compliance by the Issuer with Section 4(d), 4(e), 4(f) or 4(g).

         (a) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Issuer, the Guarantors and their respective affiliates, officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuer within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Issuer), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case

                                                                              14

only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Issuer by such Holder, and shall reimburse the Issuer for any legal or other expenses reasonably incurred by the
Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of
Euro Senior Subordinated Notes pursuant to such Shelf Registration Statement.

         (b) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses)
by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1)
the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3)
a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party

                                                                              15

or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section
6(a) or 6(b) otherwise than as a result of the limitations therein contained, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Euro Senior
Subordinated Notes, on the one hand, and a Holder with respect to the resale by such Holder of Euro Senior Subordinated Notes or Exchange Euro Senior
Subordinated Notes, on the other, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Issuer and the Guarantors, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and a
Holder, on the other, with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Euro Senior Subordinated Notes (before deducting expenses) received by or on behalf of the Issuer, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Euro Senior Subordinated Notes or
Exchange Euro Senior Subordinated Notes, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer and the Guarantors or information supplied by the Issuer and the Guarantors, on the one hand, or to any Holders'
Information supplied by such Holder, on the other, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.
The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7

                                                                              16

shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.
Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated
Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Euro Senior Subordinated Notes or Exchange
Euro Senior Subordinated Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided in this Section 7 and in
Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity. The indemnity and contribution provisions contained in this Section 7 and in Section
6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Euro Initial Purchasers or any Holder, their respective affiliates or any person controlling any Euro Initial Purchaser or any Holder, or by or on behalf of the Issuer or the Guarantors, their respective affiliates or the officers or directors of or any person controlling the Issuer or the Guarantors, (iii)
acceptance of any of the Exchange Euro Senior Subordinated Notes and (iv) any
sale of Euro Senior Subordinated Notes pursuant to a Shelf Registration
Statement.

         8. Rules 144 and 144A. The Issuer shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the
Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the written request of any Holder of
Transfer Restricted Euro Senior Subordinated Notes, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Issuer and the Guarantors
covenant that they will take such further action as any Holder of Transfer
Restricted Euro Senior Subordinated Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer
Restricted Euro Senior Subordinated Notes without registration under the
Securities Act within the limitation of the exemptions provided by Rules 144 and
144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Euro Senior
Subordinated Notes, the Issuer and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements.
Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange
Act.

         9. Underwritten Registrations. If any of the Transfer Restricted Euro
Senior Subordinated Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer
Restricted Euro Senior Subordinated Notes included in such offering, subject to the consent of the Issuer (which shall not be

                                                                              17

unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts and related expenses incurred (to the extent provided by Section 5 hereof) in connection therewith.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Euro
Senior Subordinated Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Miscellaneous. (a) Joinder of Guarantors. Upon consummation of the
Acquisition, any subsidiary of the Issuer that is required to be a Guarantor under the Euro Senior Subordinated Indenture shall become a party to this
Agreement by executing and delivering a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer so agrees and has obtained the written consent of Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes and the Exchange Euro Senior
Subordinated Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Euro Senior Subordinated
Notes or Exchange Euro Senior Subordinated Notes are being sold pursuant to a
Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Euro Senior Subordinated Notes and the Exchange Euro
Senior Subordinated Notes being sold by such Holders pursuant to such
Registration Statement.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

                  (1) if to a Holder, at the most current address given by such
         Holder to the Issuer in accordance with the provisions of this Section
         10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Euro
         Senior Subordinated Indenture, with a copy in like manner to JPMSL,
         CSFB, Lehman, Deutsche, BofA, Scotia, TD and SunTrust;

                  (2) if to a Euro Initial Purchaser, initially at its address set forth in the Purchase Agreement;

                  (3) if to the Issuer, initially at the address of the Issuer set forth in the Purchase Agreement; and

                                                                              18

                  (4) if to the Guarantors, c/o the Issuer initially at the
         address of the Issuer set forth in the Purchase Agreement.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

         (c) Successors And Assigns. This Agreement shall be binding upon the
Issuer, the Guarantors and their respective successors and assigns.

         (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Definition of Terms. For purposes of this Agreement, (a) the term
"business day" means any day on which bond markets are generally open for trading in New York City, (b) the term "subsidiary" has the meaning set forth in
Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the
Securities Act.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (h) No Inconsistent Agreements. The Issuer and each Guarantor represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) (with respect to the Issuer) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Euro Senior Subordinated Notes, it
shall not grant to any person the right to request the Issuer to register any debt securities of the Issuer under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this
Agreement.

         (i) No Piggyback on Registrations. Neither the Issuer nor any of its
security holders (other than the Holders of Transfer Restricted Euro Senior
Subordinated Notes in such capacity) shall have the right to include any securities of the Issuer in any Shelf Registration or Registered Exchange Offer
other than Transfer Restricted Euro Senior Subordinated Notes.

                                                                              19

         (j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (k) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer and the
Guarantors, on the one hand, and the Euro Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

                                                                              20

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            TRW AUTOMOTIVE ACQUISITION CORP.

                                            By     /s/ Neil P. Simpkins
                                              ----------------------------------
                                            Name:  Neil P. Simpkins
                                            Title: President

Accepted:

J.P. MORGAN SECURITIES LTD.,

By: /s/ Benjamin Ben-Attar
   ----------------------------
    Authorized Signatory

for itself and on behalf of the several Euro Initial Purchasers

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Euro Senior Subordinated
Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Euro Senior Subordinated Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the
Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange
Euro Senior Subordinated Notes received in exchange for Euro Senior Subordinated
Notes where such Euro Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer (the "Expiration Date"), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution".

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Euro Senior Subordinated
Notes for its own account in exchange for Euro Senior Subordinated Notes, where such Euro Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange
Euro Senior Subordinated Notes. See "Plan of distribution".

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Euro Senior Subordinated
Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Euro Senior Subordinated Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Euro Senior Subordinated Notes received in exchange for Euro Senior Subordinated Notes where such Euro Senior Subordinated
Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [DATE], all dealers effecting transactions in the Exchange Euro Senior Subordinated Notes may be required to deliver a prospectus.

         The Issuer will not receive any proceeds from any exchange of Euro
Senior Subordinated Notes for Exchange Euro Senior Subordinated Notes or from any sale of Exchange Euro Senior Subordinated Notes by broker-dealers. Exchange
Euro Senior Subordinated Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Euro Senior Subordinated Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange
Euro Senior Subordinated Notes. Any broker-dealer that resells Exchange Euro
Senior Subordinated Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Euro Senior Subordinated Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Euro Senior Subordinated Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the consummation of the Registered
Exchange Offer the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The
Issuer has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Euro Senior Subordinated Notes (including any broker-dealers)
against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D

                  [ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO
                  RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES
                  OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:
                  Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange
Euro Senior Subordinated Notes. If the undersigned is a broker-dealer that will receive Exchange Euro Senior Subordinated Notes for its own account in exchange for Euro Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Euro
Senior Subordinated Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act.

                                                                      SCHEDULE I

                                   Guarantors

Automotive (LV) Corp.
Automotive J.V. L.L.C.
Kelsey-Hayes Company
Kelsey-Hayes Holdings Inc.
KH Holdings, Inc.
Lake Center Industries Transportation, Inc.
Lucas Automotive Inc.
LucasVarity Automotive Holding Co.
TRW Auto Holdings Inc.
TRW Automotive Finance (Luxembourg) SARL
TRW Automotive Holding Company
TRW Automotive Safety Systems Arkansas Inc.
TRW Automotive U.S. L.L.C.
TRW Composants Moteurs Inc.
TRW East Inc.
TRW Occupant Restraints South Africa Inc.
TRW Odyssey Inc.
TRW Overseas Inc.
TRW Powder Metal Inc.
TRW Safety Systems Inc.
TRW Technar Inc.
TRW Vehicle Safety Systems Inc.
Varity Executive Payroll, Inc.
Worldwide Distribution Centers, Inc.

                                                                       EXHIBIT A

                                    [Form Of]

            JOINDER TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                             _____________, 2003

J.P. Morgan Securities Ltd.
Credit Suisse First Boston Europe Ltd.
Lehman Brothers International (Europe)
Deutsche Bank AG London
Banc of America Securities Limited
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
SunTrust Capital Markets, Inc.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         Reference is made to the Euro Senior Subordinated Exchange and
Registration Rights Agreement (the "Exchange and Registration Rights Agreement")
dated February 18, 2003, among TRW Automotive Acquisition Corp., a Delaware corporation (the "Issuer"), J.P. Morgan Securities Ltd., Credit Suisse First
Boston Europe Limited, Lehman Brothers International (Europe), Deutsche Bank AG
London, Banc of America Securities Limited, Scotia Capital (USA) Inc., TD
Securities (USA) Inc. and SunTrust Capital Markets, Inc. (collectively, the
"Euro Initial Purchasers") concerning the purchase of the Euro Senior
Subordinated Notes (as defined in the Exchange and Registration Rights
Agreement) from the Issuer by the several Euro Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Exchange and Registration Rights Agreement.

         The Issuer and each of the Guarantors listed on Schedule I hereto (the
"Guarantors") agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Euro Senior Subordinated Notes pursuant to the Purchase Agreement and to induce the Euro Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

         1. Joinder. Each of the parties hereto hereby agrees to be become bound by the terms, conditions and other provisions of the Exchange and Registration
Rights Agreement with all attendant rights, duties and obligations stated
therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Exchange and Registration Rights
Agreement on the date thereof.

         2. Representations, Warranties and Agreements of the Guarantors. Each
Guarantor represents and warrants to, and agrees with, the several Euro Initial
Purchasers on and as of the date hereof that such Guarantor has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by it for the due

                                                                               2

and proper authorization, execution, delivery and performance of this letter agreement, and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms.

         3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         4. Counterparts. This letter agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         5. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         6. Headings. The headings herein are inserted for the convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                                                                               3

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Issuer, the
Guarantors party hereto and the several Euro Initial Purchasers in accordance with its terms.

                                Very truly yours,

                                AUTOMOTIVE (LV) CORP., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                AUTOMOTIVE J.V. L.L.C., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                KELSEY-HAYES COMPANY, as
                                Guarantor, By:

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                KELSEY-HAYES HOLDINGS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                KH HOLDINGS, INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                               4

                                LAKE CENTER INDUSTRIES TRANSPORTATION, INC., as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                LUCAS AUTOMOTIVE INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                LUCASVARITY AUTOMOTIVE HOLDING CO., as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW AUTO HOLDINGS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW AUTOMOTIVE FINANCE (LUXEMBOURG) SARL, as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                               5

                                TRW AUTOMOTIVE HOLDING COMPANY, as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW AUTOMOTIVE SAFETY SYSTEMS ARKANSAS INC., as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW AUTOMOTIVE U.S. L.L.C., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW COMPOSANTS MOTEURS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW EAST INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                               6

                                TRW OCCUPANT RESTRAINTS SOUTH AFRICA INC., as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW ODYSSEY INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW OVERSEAS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW POWDER METAL INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW SAFETY SYSTEMS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                               7

                                TRW TECHNAR INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                TRW VEHICLE SAFETY SYSTEMS INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                VARITY EXECUTIVE PAYROLL, INC., as Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                WORLDWIDE DISTRIBUTION CENTERS, INC., as
                                Guarantor,

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                               8

Accepted:  [                ], 2003

J.P. MORGAN SECURITIES LTD.
CREDIT SUISSE FIRST BOSTON EUROPE LTD.
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DEUTSCHE BANK AG LONDON
BANC OF AMERICA SECURITIES LIMITED
SCOTIA CAPITAL INC.
TD SECURITIES (USA) INC.
SUNTRUST CAPITAL MARKETS, INC.

By:  J.P. MORGAN SECURITIES LTD.

By:

-----------------------------------
Name:
Title: